Exhibit 99.1

News Release
Nasdaq-GM — “TEAM”
FOR IMMEDIATE RELEASE, Monday, June 4, 2007
TechTeam Global Completes Acquisition of NewVectors LLC
Acquisition strengthens TechTeam’s presence and portfolio in Department of Defense
CHANTILLY, VIRGINIA, June 4, 2007...TechTeam Government Solutions, Inc., a provider of information technology (IT) services to federal, state and local markets and a wholly-owned subsidiary of TechTeam Global, Inc. (Nasdaq: TEAM), announced today that it has completed its acquisition of NewVectors LLC (NewVectors), a subsidiary of Altarum Institute.
Headquartered in Ann Arbor, Michigan, and with estimated revenue of $34 million, NewVectors supports Department of Defense (DoD) customers with business transformation, logistics modernization, and modeling and simulation services. Its highly skilled work force of over 150 employees provides support primarily in the areas of supply chain engineering, acquisition support, modeling and simulation, change management and agent-based complex systems.
Dennis J. Kelly, Jr., President of TechTeam Government Solutions, said, “This acquisition represents a transformational change from both a strategic and financial perspective for our organization. TechTeam Government Solutions is now positioned to offer full life-cycle systems development services to a broader DoD customer base. From a financial perspective, the combined organization is closer to achieving our mid-tier status goal, which will enable us to compete for larger pieces of business from the U.S. Federal Government.”
NewVectors LLC is a trusted provider of advanced research, analysis and consulting services, providing the tools and techniques customers need to achieve mission and business performance while managing risk. Formed in April 2006, NewVectors continues a 50-year tradition of helping government leaders and program managers create agile enterprises that accelerate mission and business performance. For more information, please visit www.newvectors.net.
TechTeam Government Solutions, Inc., a wholly-owned subsidiary of TechTeam Global, Inc., is based in Chantilly, Virginia, and is a leading IT solutions company that provides IT infrastructure support, information assurance, managed services and application services support to federal, state and local governments. For information about TechTeam Government Solutions, Inc., please call 800-275-1177 or visit www.techteam.com/governmentsolutions.
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

News Release
services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”
Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly, Virginia; Portsmouth, Rhode Island; Bethesda, Maryland; Brussels and Gent, Belgium; Uxbridge, United Kingdom; Cologne, Germany; Gothenburg and Stockholm, Sweden; Bucharest, Romania; Krakow, Poland; and Lausanne, Switzerland.
Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Specifically, there are significant risks associated with acquisitions, including the Company’s ability to successfully integrate this acquisition on a timely basis, retain key employees, retain key customers, pay off the debt incurred to complete the acquisition and grow its business with the U.S. Federal Government. There can be no assurance that it will have the impact on the Company’s financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.
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Contacts:

TechTeam Government Solutions, Inc.	Boscobel Marketing	Boscobel Marketing
Laura C. Szczybor	Communications	Communications
Director of Corporate Communications	Jessica Klenk	Michael Rudd
(703) 956-8198	(301) 588-2900 Ext. 121	(301) 588-2900 Ext. 115
laura.szczybor@techteam.com	jklenk@boscobel.com	mrudd@boscobel.com
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions